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                                                                   EXHIBIT 10.12

            AMENDMENT TO ASSIGNMENT, ASSUMPTION AND LICENSE AGREEMENT

THIS AMENDMENT to the Assignment, Assumption and License Agreement dated as of October 7, 1999 (the "Agreement") by and between IMARX, LLC, an Arizona limited liability company ("Purchaser") and IMARX PHARMACEUTICAL CORP., an Arizona corporation ("Seller") is entered into and effective this 31 day of July, 2000 by and between IMARX THERAPEUTICS, INC., successor in interest to Purchaser ("ImaRx") and DuPont Contrast Imaging, Inc. ("DuPont"), successor in interest to Seller. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Agreement.

                                    RECITALS

         A. Purchaser and Seller entered into the Agreement as of October 7, 1999. Thereafter, Seller was merged into DuPont.

         B. Exhibit A and Exhibit B to the Agreement were incomplete. The parties now wish to correct this error by amending Exhibit A and Exhibit B to conform to the parties' original understanding.

         NOW, THEREFORE, in consideration of the foregoing premises and of the agreements and covenants set forth in the Agreement, the parties agree as follows:

                                    AGREEMENT

1. Assignment of Assets. Attached hereto is Exhibit E. Exhibit E sets forth additional Category III Assets that were intended to be and hereby are included in Exhibit A, effective as of the date of the Agreement. DuPont will execute any other or further documents reasonably deemed necessary to reflect the transfer of the assets set forth in Exhibit E to ImaRx in accordance with the terms of the Agreement.

2. License of Assets. Attached hereto is Exhibit F. Exhibit F sets forth additional Category II Assets that were intended to be and hereby are included in Exhibit B, effective as of the date of the Agreement. The Assets set forth in Exhibit F are subject to the license terms of Paragraph 4 of the Agreement, effective as of the date of the Agreement.

3. No Warranty. DuPont believes that it has not assigned, conveyed, licensed or otherwise transferred any interest in any asset listed on Exhibit E to any other person or entity. DuPont believes that it has not licensed or otherwise transferred any interest in any asset listed on Exhibit F that would conflict with or be contrary to the exclusive license to ImaRx as provided in Paragraph 4 of the Agreement. Notwithstanding anything to the contrary, DuPont makes no warranty, express or implied, regarding the assets listed on Exhibit E and specifically disclaims any responsibility for any action or inaction with respect to the assets, including action or inaction with regard to the prosecution of any patents or any other protection of any intellectual property embodied or reflected in Exhibit E and Exhibit F during the period from the date of the Agreement to the date of this Amendment.

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4.       Continued Effect. Except as amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of 31 the day and year first above written.

DUPONT CONTRAST IMAGING INC,            IMARX THERAPEUTICS, INC.,
a Delaware general partnership          an Arizona corporation


By:  /s/ Nicholas L. Teti               By:   /s/ Evan C. Unger
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      Nicholas L. Teti                        Dr. Evan Unger
Its:                                    Its:  President
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